Exhibit 99.1
                                                                    ------------

November 10, 2005



Dear Shareholder:

The third quarter of 2005 was an excellent quarter for your Corporation in several respects. The National Bank of Indianapolis reached total assets of $940 million at September 30 compared to total assets of $894 million at September 30 last year. The resulting growth of $46 million in total assets continues to exceed our expectations.

Your Corporation also posted a record third quarter with respect to profitability. In the third quarter of 2005, The National Bank of Indianapolis Corporation earned a profit of $1,665,000 or $0.70 per fully diluted share compared to $1,474,000 or $0.61 in the third quarter last year, a growth rate of 15%. Also, for the first nine months of this year, income totaled $4,582,000 or $1.92 per share compared to $4,045,000 or $1.69 per share for the same nine month period last year.

The third quarter performance was due in large part to continued growth of loans, deposits, and Wealth Management assets. Loans have grown $41 million or 6% over September 30 last year and now exceed $676 million. In the first nine months of 2005, we have experienced net loan losses of $1,559,000; however, our reserve for loan now losses exceeds $7,700,000, which we believe is adequate to absorb future losses.

Deposits have also shown excellent growth. Total deposits now exceed $780 million, up $61 million or 9% over September 30 last year. We believe that deposit growth in the banking industry will be helped by the steady rise in the level of interest rates.

Fee income was another important aspect of our third quarter profit. For the first nine months of 2005, the Bank generated fee income in excess of $5,594,000 compared to $5,382,000 last year, up $212,000 over last year. Residential mortgage banking income is running ahead of last year's pace. Likewise, the Wealth Management Division has seen increased activity. At September 30, total assets under administration in the Wealth Management Division reached $897 million - a new high for the Bank. The Wealth Management Division continues to attract new trust, investment and retirement accounts.

With respect to the economic picture, the Federal Reserve has already increased the fed funds rate six times in 2005. However, longer term bond yields have remained stable. This "flattening of the yield curve" presents challenges for bank asset / liability management. We expect interest rates to continue to rise at a measured pace in future months.

We are pleased to announce the addition of a new member of the Board of Directors. John T. Thompson has been appointed by your Board of Directors to serve the balance of a one year term to expire in June of 2006. At that time, John will be placed on the Proxy Statement for election by shareholders. John brings a wealth of business experience and acumen from his positions at Mays Chemical Corporation and McKinsey & Company Consulting Group. He is currently President of Thompson Distribution, John is also very active in several community organizations, holding such positions as Chairman of the Board of the Indianapolis Museum of Art and past Chairman of Junior Achievement of Central Indiana. We are extremely pleased to add the wisdom and counsel of John T. Thompson.

The Repurchase Program for shares of the Corporation remains in force. To date, the plan has purchased over 300,000 shares at prices up to $38.00 per share. Please note that if you wish to use your appreciated National Bank of Indianapolis Corporation common stock to make charitable contributions, the Repurchase Plan is allowed to repurchase the stock directly from the charitable organization. If you are interested in discussing the repurchase plan, please call Morrie Maurer at 261-9601.

In summary, the first nine months of 2005 have been gratifying. As always, we appreciate the continued support of our shareholders and directors, and the dedication of our employees.

Sincerely,


/s/ Michael S. Maurer  /s/ Morris L. Maurer        /s/ Philip B. Roby

Michael S. Maurer      Morris L. Maurer            Philip B. Roby
Chairman               President and               Executive Vice President and
                       Chief Executive Officer     Chief Operating Officer

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                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                          THIRD QUARTER 2005 HIGHLIGHTS

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                                  Selected Balance Sheet Information
--------------------------------------------------------------------------------------------------
                               Sept. 30, 2005    Sept. 30, 2004                      Dec. 31, 2004
(in thousands)                   (unaudited)       (unaudited)                         (audited)
--------------------------------------------------------------------------------------------------
Total Assets                      $ 939,844         $ 894,094                           $ 880,914
Loans                               676,690           635,667                             656,453
Reserve for Loan Losses              (7,722)           (7,484)                             (7,796)
Investment Securities               128,556           148,989                             148,120
Total Deposits                      780,616           719,487                             693,431
Shareholders'  Equity                50,490            45,526                              46,544
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                               Selected Income Statement Information
--------------------------------------------------------------------------------------------------
                                       Three Months Ended                  Nine Months Ended
                                          September 30,                       September 30,
(in thousands)                       2005              2004              2005              2004
--------------------------------------------------------------------------------------------------
Net Interest Income               $   7,858         $   6,571         $  22,144         $  18,504
Provision for Loan Losses               565               330             1,485               930
Non-Interest Income                   1,937             1,816             5,594             5,382
Non-Interest Expense                  6,506             5,673            18,779            16,875
Pretax Income                         2,724             2,385             7,473             6,081
Net Income                            1,665             1,474             4,582             4,045
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                                   Selected Per Share Information
--------------------------------------------------------------------------------------------------
                                      Three Months Ended                    Nine Months Ended
                                          September 30,                        September 30,
                                     2005               2004              2005              2004
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share          $    0.72         $    0.64         $    1.99         $    1.76
Diluted Earnings Per Share        $    0.70         $    0.61         $    1.92         $    1.69
Book Value per Share              $   21.53         $   19.32         $   21.53         $   19.32
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